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                                                  EXHIBIT (16)


                              MAP-GOVERNMENT FUND, INC.

                     SCHEDULE OF COMPUTATION FOR YIELD QUOTATION


As of December 31, 1997

Share     Net Asset                     Net Asset      Base
Value -   Value       =  Net    ---     Value     =    Period  X 365/7  =  7-Day
12/31/97  12/24/97       Change         12/24/97       Return             Yield

$1.001    $1.000         .000951625     $1.000         .00095             4.65%


As of March 31, 1998

Share     Net Asset                     Net Asset      Base
Value  -  Value     =  Net         ---  Value     =    Period  X 365/7  =  7-Day
3/31/98   3/24/98      Change           3/24/98        Return             Yield

$1.001    $1.000      .000927827        $1.000         .00093            4.84%



                SCHEDULE OF COMPUTATION FOR EFFECTIVE YIELD QUOTATION


As of December 31, 1997

                                                    365/7
     Effective Yield     = [(Base Period Return + 1)     ] - 1

                                        365/7
                         = [(.00095 + 1)     ] - 1

                         = 5.08%

As of March 31, 1998

                                                    365/7
     Effective Yield     = [(Base Period Return + 1)     ] - 1

                                        365/7
                         = [(.00093 + 1)     ] - 1

                         = 4.95%